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Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Percentage ownership		Country of incorporation
Merisol LP	Production, marketing and distribution of phenolics	100		United States
Sasol Mining (Pty) Ltd	Coal mining activities	89,8	(1)	South Africa
Sasol Mining Holdings (Pty) Ltd	Holding company for the group's mining interests	100		South Africa
Sasol Synfuels (Pty) Ltd	Production of liquid fuel components, gases and chemical products and refining of tar acids	100		South Africa
Sasol Technology (Pty) Ltd	Engineering services, research and development and technology transfer	100		South Africa
Sasol Financing (Pty) Ltd	Management of cash resources, investment and procurement of loans (for South African operations)	100		South Africa
Sasol Investment Company (Pty) Ltd	Holding company of the group's foreign investments (and investment in movable and immovable property)	100		South Africa
Sasol Chemical Industries (Pty) Ltd(2)	Production and marketing of mining explosives, gases, petrochemicals, fertilisers and waxes	100		South Africa
Sasol Gas Holdings (Pty) Ltd	Holding company for the group's gas interests	100		South Africa
Sasol Oil (Pty) Ltd	Marketing of fuels and lubricants	75		South Africa
Republic of Mozambique Pipeline Investments Company (Pty) Ltd	Owning and operating the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	50	(3)	South Africa
Sasol Chemical Holdings International (Pty) Ltd	Investment in the Sasol Chemie group	100		South Africa
Sasol UK Limited(4)	Marketing and distribution of chemical products	100		United Kingdom
Sasol Chemicals Pacific Limited	Marketing and distribution of chemical products	100		Hong Kong
Sasol Financing International Plc	Management of cash resources, investment and procurement of loans (for operations outside South Africa)	100		Isle of Man

Name	Nature of business	Percentage ownership		Country of incorporation
Sasol Gas (Pty) Ltd(5)	Marketing, distribution and transportation of pipeline gas and the maintenance of pipelines used to transport gas	100		South Africa
Sasol Group Services (Pty) Ltd	Supplier of functional core and shared services to the Sasol group of companies	100		South Africa
Sasol Oil International Limited	Buying and selling of crude oil	75	(6)	Isle of Man
Sasol Petroleum International (Pty) Ltd	Exploration, appraisal, development, production, marketing and distribution of natural oil and gas and associated products	100		South Africa
Sasol Canada Exploration and Production Limited (SCEPL)	General partner in, and management of, the Sasol Canada Exploration and production Limited Partnership (SCEP LP) which holds Sasol's upstream interests in the Sasol Talisman Montney Partnership in Canada	100		Canada
Sasol Canada Holdings Limited	Exploration, development, production, marketing and distribution of natural oil and gas and associated products in Canada	100		Canada
Sasol Synfuels International (Pty) Ltd	Develop and implement international GTL and CTL ventures	100		South Africa
Sasol Wax International Aktiengesellschaft	Holding company for Sasol Wax (outside South Africa) operations	100		Germany
Sasol Wax GmbH	Production, marketing and distribution of waxes and wax related products	100		Germany
National Petroleum Refiners of South Africa (Pty) Ltd	Refining crude oil	47,73	(6)	South Africa
Sasol Chemie GmbH and Co. KG	Investment in the Sasol Germany GmbH, Sasol Solvents Germany GmbH and Sasol Olefins and Surfactants GmbH	100		Germany
Sasol Germany GmbH	Production, marketing and distribution of (chemical products) olefin and surfactant products	100		Germany
Sasol Solvents Germany GmbH	Production and marketing of solvents	100		Germany
Sasol Italy SpA	Trading and transportation of oil products, petrochemicals and chemical products and derivatives	99,9		Italy
Sasol Holdings (USA) (Pty) Ltd	To manage and hold the group's interests in the United States	100		South Africa

Name	Nature of business	Percentage ownership	Country of incorporation
Sasol North America Inc.	Manufacturing of commodity and specialty chemicals	100	United States
Sasol Holdings (Asia Pacific) (Pty) Ltd	Holding company for Sasol Polymers' foreign investments	100	South Africa

(1)
This represents our effective holding through Sasol Mining Holdings (Pty) Ltd.

(2)
Company changed from a public to a private company on 7 June 2014.

(3)
This represents our effective holding through Sasol Gas Holdings (Pty) Ltd, through contractual arrangements Sasol exercise control over the relevant activities in ROMPCO.

(4)
Name change from Sasol Chemicals Europe Limited to Sasol UK Limited. Moved from being a subsidiary of Attan AG (Switzerland) to being a subsidiary of Sasol European Holdings Limited on 1 July 2014.

(5)
Company changed from a public to a private company on 10 June 2014.

(6)
This represents our effective holding through our 75% interest in Sasol Oil (Pty) Ltd.

INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of business	Country of incorporation	Interest %
Chevron Sasol EGTL Limited	Investment activities in relation to the Escravos gas-to-liquids project	Bermuda	10
Ixia Coal (Pty) Ltd.	Investment activities Sasol Mining	South Africa	49
ORYX GTL Limited (QSC)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49
Petronas Chemicals LDPE Sdn Bhd	Manufacturing and marketing of low-density polyethylene pellets	Malaysia	40
Sasol Chevron Holdings Limited	Holding company with Chevron corporation	Bermuda	50
Sasol-Huntsman GmbH & Co KG	Production and marketing of maleic anhydride	Germany	50
Uzbekistan GTL LLC	Manufacturing and marketing of synthetic fuels from gas	Uzbekistan	44,5	(7)
Kubu Energy Resources (Pty) Ltd.	Manufacturing and marketing of synthetic fuels from coal bed methane	Botswana	50
Sasol Chevron Nigeria Limited		Nigeria	50
Wesco Polymers (Shanghai) Holdings Limited	Distributor of polymer products	Hong Kong	100	(8)
Alexandria Wax Products Co		Egypt	51
Petromoc E Sasol SARL	Retail and commercial marketing of liquid fuels; petrol, diesel, illuminating paraffin, liquefied petroleum gas (LPG), fuel oil and lubricants in Mozambique	Mozambique	49

Name	Nature of business	Country of incorporation	Interest %
Strategic Energy Technology Systems Private Limited	Prospecting, exploration, production, exploitation of mineral oil, petroleum, oil, gas and other similar or allied substances, whether off shore or on shore	India	50
Central Termica de Ressano Garcia (CTRG SA)	The exercise of the activity of production, generation, transport and commercialisation of electrical energy, including export and export, construction, operation and management of a power plant	Mozambique	49
Sasol Yihai (Lianyungang) Alcohol Industries Co Ltd	Development and production of oleochemical based alcohol, surfactant, auxiliaries, petroleum additives, leather chemicals, water treatment auxiliaries, etc as well as the sale and distribution thereof and related services	China	50

(7)
We announced our intention to reduce our interest in Uzbekistan GTL LLC from 44,5% to 25,5% at the end of the FEED phase.

(8)
Remaining 60% shareholding Wesco China Limited (shareholder of Wesco Polymers (Shanghai) Holdings Limited) acquired by Sasol Holdings (Asia Pacific) (Pty) Ltd on 30 September 2013.

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  Exhibit 8.1
LIST OF SUBSIDIARIES
INCORPORATED JOINTLY CONTROLLED ENTITIES